Exhibit 23.1 - Consent of Madsen &Associates, CPA’s Inc.

MADSEN & ASSOCIATES CPA’S INC.	684 East Vine Street, #3
Certified Public Accountants and Business Consultants	Salt Lake City, Utah, 84102
Telephone: 801-268-2632
Fax: 801-262-3937

July 23, 2007

U.S. Securities and Exchange Commission
Division of Corporate Finance
100 F. Street, N.E.
Washington, DC 20549

Re: Form SB-2 Registration Statement
   Laural Resources Inc. (the “Company”)

Dear Sirs:

As independent registered accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement the following:

Our report to the Board of Directors of Laural Resources Inc. dated July 20, 2007 on the financial statements of the Company as at May 31, 2007 and the statements of operations, change in stockholders' equity and cash flows for the period from February 13, 2007 (date of inception) to May 31, 2007.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,

MADSEN & ASSOCIATES CPA’s INC.

Madsen & Associates, CPA’s Inc.